SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement
|X|   Definitive Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                                REII Incorporated
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which the transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:


|_|   Fee paid previously with preliminary materials

|_| check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                                REII INCORPORATED
                               Rua Cotoxo 611-cj63
                         Sao Paulo-SP- Brazil- 05021-000

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                           Sao Paulo, Brazil
                                                           June 13, 2005

      This information statement has been mailed on or about June 13, 2005 to the stockholders of record on June 10, 2005 (the "Record Date") of REII Incorporated, a Delaware corporation (the "Company") in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of June 10, 2005. The actions to be taken pursuant to the written consent shall be taken on or about July 5, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                       By Order of the Board of Directors,

                                       /s/ Daniel Ollech
                                       Chairman of the Board


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

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JUNE 1, 2005

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated June 1, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about July 5, 2005:

      1. The Company's Articles of Incorporation, as amended, will be amended as follows:
            (a) to change the Company's name from REII Incorporated to B&D Food Corp.;
            (b) to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 20,000,000 shares to 400,000,000 shares; and
            (c) to authorize for issuance of 10,000,000 shares of blank check preferred stock, par value $.001 per share (the "Preferred Stock").

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date, the Company's authorized capitalization consisted of 20,000,000 shares of Common Stock, of which 4,655,310 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

      Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated June 1, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July 5, 2005.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written notice to stockholders pursuant to Section 228(e) of the Delaware General Corporation Law.


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

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         On June 1, 2005, the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to increase to the number of authorized shares of Common Stock from 20,000,000 to 400,000,000, to authorize the creation of 10,000,000 shares of "blank check" preferred stock and to change the Company's name from REII Incorporated to B&D Food Corp. The Company currently has authorized common stock of 20,000,000 shares and approximately 4,655,310 shares of Common Stock are outstanding as of the Record Date and no authorized preferred stock. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions. The Company anticipates that the "blank check" preferred stock will be designated into classes as deemed appropriate by the Company in the future.

CHANGE OF THE COMPANY'S NAME

         The amendment to the Company's Certificate of Incorporation, as amended, will change the Company's name from REII Incorporated to B&D Food Corp. The Company is changing its name to B&D Food Corp. in anticipation of potentially merging with a company in the food industry.

         At the present time, the Company has plans to acquire another business entity. However, there can be no assurance if or when the Company will enter into any agreement for a business acquisition, or that the Company will ever enter into the food industry.

INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

         As of the Record Date, a total of 4,655,310 shares of the Company's currently authorized 20,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

         The Company is currently contemplating the acquisition of other business entities and/or operations through the issuance of shares of the additional Common Stock which are proposed to be authorized.


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

         Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

CREATION OF BLANK CHECK PREFERRED STOCK

         The amendment to the Company's Certificate of Incorporation, as amended, will create 10,000,000 authorized shares of "blank check" preferred stock. The proposed Amendment to the Company's Certificate of Incorporation, as amended, attached as Exhibit "A" to this information statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Certificate of Incorporation as set forth in Exhibit "A."

         The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

         Subject to the provisions of the Company's Certificate of Amendment to the Certificate of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The amendment to the Certificate of Incorporation, as amended, would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its stockholders.

         The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

         Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

         While the amendment may have anti-takeover ramifications, the board of


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

directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

                           ACQUISITIONS BY THE COMPANY

      In connection with the increase of its authorized shares of Common Stock and the authorization of preferred stock, the Company, in light of the fact that it does not currently have any business operations, intends on acquiring another business entity utilizing the capital of the Company. Notwithstanding the foregoing, the Company has not yet entered into any definitive agreements and has not yet determined the mechanism for any such acquisition.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of June 10, 2005. The information in this table provides the ownership information for:

      o each person known by us to be the beneficial owner of more than 5% of our Common Stock;

      o     each of our directors;

      o     each of our executive officers; and

      o     our executive officers and directors as a group.

      Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 491,413,360 shares outstanding on June 10, 2005, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after June 10, 2005.


                                                     Common Stock           Percentage of
Name of Beneficial Owner (1)                    Beneficially Owned (2)     Common Stock (2)
---------------------------------------------- ------------------------- ---------------------
Daniel Ollech (3)                                              0                    0%
Valquiria Cunha                                                0                    0%
Livorno Investments S.A. (4)                           3,609,850                 77.5%
---------------------------------------------- ------------------------- ---------------------
All officers, directors and directors                     23,200                  0.5%
nominees as a group (3 persons)

(1) Except as otherwise indicated, the address of each beneficial owner is c/o REII Incorporated Rua Cotoxo 611-cj63 Sao Paulo-SP-Brazil- 05021-000.
(2) Applicable percentage ownership is based on 4,655,310 shares of common stock outstanding as of June 10, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of June 10, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 10, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3) Daniel Ollech, the Company's Chief Executive Officer, President, Secretary, Treasurer and a Director is in addition a director and owner of 33% of Livorno Investments S.A.


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

(4) Livorno Investments S.A. is owned equally by three individuals, Daniel Ollech, Maurizio Levi and Jacques Ollech, who each act as a director, so no one individual has control over the common stock owned by Livorno Investments S.A.

                             ADDITIONAL INFORMATION

      The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, including the financial statements and financial statement schedule information included therein, as filed with the SEC. The Annual Report are incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

                                          By Order of the Board of Directors,
                                          /s/ Daniel Ollech
                                          Daniel Ollech
                                          Chairman of the Board of Directors
 Sao Paulo, Brazil
June 13, 2005

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                REII INCORPORATED

      The undersigned, being the Chief Executive Officer, President, Secretary and Treasurer of REII INCORPORATED, a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

      1. The name of the Corporation (hereinafter referred to as the "Corporation") is REII Incorporated. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was August 24, 1994. The date of the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was December 4, 1995. The date of the filing of a Certificate of Renewal to the Certificate of Incorporation with the Secretary of the State of Delaware was June 2, 1998.

      2. The certificate of incorporation of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

            "FIRST: The name of the Corporation is B&D Food Corp."

      3. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

            "FOURTH: "The total number of shares of all classes which the corporation is authorized to have outstanding is Four Hundred Ten Million (410,000,000) shares of which stock Four Hundred Million (400,000,000) shares in the par value of $.001 each, shall be common stock and of which Ten Million (10,000,000) shares in the par value of $.001 each, shall be preferred stock.

            Furthermore, the board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

            (a) The number of shares constituting that series and the distinctive designation of that series;

            (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

            (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

            (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

            (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination."

      4. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Daniel Ollech, its Chief Executive Officer, President, Secretary and Treasurer, this 5th day of July, 2005.

                                REII INCORPORATED


                                By:  /s/ Daniel Ollech
                                     -----------------------------------
                                     Daniel Ollech
                                     Chief Executive Officer, President,
                                     Secretary and Treasurer


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